Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act

I, Joseph A. Bucci, Treasurer of Fenimore Asset Management Trust (the “Registrant”),

certify that:

1.

The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  February 21, 2013

_____________________

Joseph A. Bucci

Secretary/Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to the

Registrant and will be retained by the Registrant and furnished to the Securities and Exchange

Commission or its staff upon request.